UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

REGENERX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 280-1992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On October 29, 2009, C. Neil Lyons, the Chief Financial Officer of RegeneRx Biopharmaceuticals, Inc. (the “Company”), will present at the 8th Annual BIO Investor Forum in San Francisco, California. The presentation will contain the following updated financial information about the Company:

Cash forecast as of October 31, 2009	$5.1 million
Shares outstanding as of October 15, 2009	60.4 million
Fully-diluted shares as of October 15, 2009	73.7 million
Share price as of close on October 23, 2009	$0.76
52-week price range of Common Stock	$0.31 - $1.95 per share
Market capitalization	$46 million

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: October 29, 2009
	By:	/s/ J.J. Finkelstein
Name: J.J. Finkelstein Title: President and Chief Financial Officer